Amendment #2
                                                    To
                          Master lease #46494 dated April 2, 1999 (the "Lease")
                                                 Between
                              Wells Fargo Equipment Finance, Inc. ("Lessor")
                                                   And
                                    PLM International, Inc. ("Lessee")

Lessor and Lessee hereby agree to amend the Lease as follows:

     1. Paragraph 17(i) is amended by inserting the following to the beginning thereof, "without Lessor's prior written consent which shall not be unreasonably withheld, conditioned or delayed provided there is no material adverse change in Lessee's credit worthiness as a result thereof,".

     2. "Paragraph 17(j) is amended by inserting the following to the beginning thereof, "without Lessor's prior written consent which shall not be unreasonably withheld, conditioned or delayed provided the credit worthiness of the new entity is equal or better than Lessee's as of the date of this lease,".

     3. Paragraph 17 is further amended by adding the following to the end thereof:

          (k) Lessee shall fail to have closed the sale its subsidiary operation, American Finance Group, Inc., by March 31, 2000, however, Lessor retains the right to grant Lessee an extension to this date at Lessor's sole discretion, which shall not be unreasonably withheld.

          (l) Lessee's ration of Earnings Before Interest and Taxes (EBIT) to Interest Expense shall be no less than 1.35 to 1.0. Lessee's Net Income shall be no less than $1.00 for any two consecutive quarters.

          (m) Lessee's Tangible Net Worth Leverage defined as Total Liabilities to Tangible Net Worth shall be no greater than 3.0 to 1.0.

     EBIT, Net Income and Tangible Net Worth shall be calculated in accordance with GAAP.

     4. Except as modified herein, the terms and conditions of the Lease remain the same.

Dated: October 12, 1999

WELLS  FARGO EQUIPMENT FINANCE, INC.     PLM INTERNATIONAL, INC.


By:   Sheryl L. Parranto                    By:  /s/ Richard K Brock
Its:  Officer                               Its: Chief Financial Officer

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